Exhibit 23.5

CONSENT OF ATLAS CPAS & ADVISORS PLLC

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verano Holdings Corp., of our auditor’s report dated October 26, 2020, relating to the financial statements of Alternative Medical Enterprises, LLC and Affiliates for the year ended December 31, 2019, which are included in this Registration Statement on Form S-8.

ATLAS CPAs & Advisors PLLC is not registered with the Public Company Accounting Oversight Board.

/s/ Loni Woodley
Loni Woodley, Managing Partner
June 27, 2022
Phoenix, AZ